EXHIBIT 5

                           PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                                   a professional corporation                 claude i. parker (1871-1952)
                                        ATTORNEYS AT LAW                      john b. milliken (1893-1981)
                                333 SOUTH HOPE STREET, 27th FLOOR             ralph kohlmeier (1900-1976)
Christopher P. O'Connell         LOS ANGELES, CALIFORNIA 90071-1488           john f. o'hara (1917-2001)
                                    TELEPHONE (213) 683-6500

                                                                              karl m. samuelian
                                                                              (of counsel)

                                                                               facsimile (213) 683-6669
                                                                                    -----------

                                                                   June 26, 2002


UMDN, Inc.
217 Ashland Avenue
Santa Monica, California 90405

Dear Sirs:

     We have acted as  counsel  for UMDN,  Inc.,  a  Delaware  corporation  (the

"Company"),  in connection  with its  preparation  and filing of a  Registration

Statement  (File.  No.  333-88500) on Form SB-2 (the  "Registration  Statement")

relating to the public  offering of  2,650,000  shares of the  Company's  Common

Stock, par value $0.0001 per share (the "Common  Stock").  We have examined such corporate  documents and records of the Company,  including without  limitation,

the  Company's   Certificate  of  Incorporation  filed  as  an  exhibit  to  the

Registration Statement, and such other documents and have satisfied ourselves as to such other  matters as we have deemed  necessary  to enable us to furnish the opinions hereinafter set forth.


     Based upon the foregoing we are of the following opinion:


     1.  The  shares  of  Common  Stock  owned  by those  persons  and  entities identified as selling shareholders in the Registration  Statement have been duly authorized and are legally issued, fully paid and non-assessable.


     2. The shares of Common Stock  issuable upon the exercise of the option the exercise of which is covered by the Registration Statement, when issued and paid for in accordance with the terms contained in such option, will be duly

Parker, Milliken, Clark, O'Hara & Samuelian
            ATTORNEYS AT LAW

              UMDN, Inc.
              June 26, 2002
              Page 2





authorized and will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration  Statement and the related Prospectus under the caption "Legal Matters";  and we consent to the filing of this opinion as an exhibit to the Registration Statement.


     We are members of the bar of the State of  California  only.  To the extent the laws of the State of  Delaware  are  applicable  to the  opinions  expressed herein,  such  opinions  are based  solely  upon our  review of the most  recent compilation of the Delaware General Corporation Law available to us.


                                               Very truly yours,

                                               PARKER, MILLIKEN, CLARK,
                                                 O'HARA & SAMUELIAN


                                               By: /s/ Christopher P. O'Connell
                                                  -----------------------------
                                                       Christopher P. O'Connell